Exhibit 99

Contact:	Claire M. Gulmi
Executive Vice President and
Chief Financial Officer
(615) 665-1283

AMSURG ANNOUNCES 27% GROWTH IN FIRST-QUARTER NET REVENUES, WITH
STRONG SAME-CENTER AND SAME-CONTRACT REVENUE GROWTH
———————————
REPORTS DILUTED EPS OF $0.53 AND ADJUSTED DILUTED EPS OF $0.82

NASHVILLE, Tenn. - (May 3, 2016) - AmSurg Corp. (NASDAQ: AMSG) today announced financial results for the first quarter ended March 31, 2016. The Company’s results for the quarter included:

•	Net revenues of $724.7 million, up 27% from $570.4 million for the first quarter of 2015;

•	Net earnings attributable to AmSurg common shareholders of $28.6 million;

•	Adjusted net earnings of $46.6 million, an increase of 47% compared with the first quarter of 2015;

•	Net earnings per diluted share attributable to AmSurg common shareholders of $0.53

•	Adjusted net earnings per diluted share of $0.82, up 32%, on a 12% increase in diluted shares outstanding, if converted, primarily due to the Company’s December 2015 common stock offering; and

•	Adjusted EBITDA of $120.1 million, up 28% compared with the first quarter of 2015.

See page 6 for a reconciliation of all GAAP and non-GAAP financial results.

“AmSurg had a great start to 2016 with a substantial increase in first-quarter revenues and adjusted EPS, driven primarily by nearly $1 billion of acquisitions completed in 2015,” said Christopher A. Holden, President and Chief Executive Officer of AmSurg. “In addition, we produced strong organic growth for the first quarter, with same-center revenues for our Ambulatory Services division increasing 8.8% and same-contract revenue for our Physician Services division growing 12.0%. Each division continued to benefit from increased volume and improved reimbursement during the first quarter. The quarter had one additional business day compared with the same prior-year quarter, which contributed 1.7% to the growth in both divisions.

“Physician Services expanded the Company’s strong presence in the Phoenix, Arizona, market during the first quarter with our second acquisition of a neonatology practice in that market. Subsequent to the quarter end, Ambulatory Services completed the purchase of one surgery center and Physician Services purchased a physician practice in Jacksonville, Florida, that established our presence in the greater northeast Florida market. Our pipeline of potential acquisitions is robust, and we are evaluating opportunities for Ambulatory Services and across all our Physician Services specialties.”

Ambulatory Services

First-quarter net revenues for Ambulatory Services grew 8% to $307.1 million from $283.9 million for the first quarter of 2015. Same-center revenue increased 8.8% for first quarter of 2016 compared with the first quarter of 2015, comprised of a 5.0% increase in procedures per day, a 1.7% increase due to an additional operating day in the first quarter of 2016 and a 2.1% increase in net revenue per procedure. Our revenue growth over the same quarter last year was reduced by the

AMSG Reports First-Quarter Results

May 3, 2016

impact of nine centers that were deconsolidated in 2015 and that represented 5.5% of revenue for the first quarter of 2015. Adjusted EBITDA increased 13% to $53.6 million for the first quarter of 2016 from $47.3 million for the first quarter of 2015, and adjusted EBITDA margin increased 80 basis points to 17.5% from 16.7%.

At the end of the first quarter, Ambulatory Services operated 256 ASCs and one surgical hospital, having merged two ASCs during the quarter. Ambulatory Services had six ASCs under letter of intent at the end of the quarter and one center under development, which is expected to open in late 2016.

Physician Services

For the first quarter of 2016, net revenues for Physician Services increased 46% to $417.5 million from $286.5 million for the first quarter of 2015. Adjusted EBITDA rose 43% to $66.5 million for the quarter compared with $46.4 million for the first quarter of 2015, and adjusted EBITDA margin was 15.9% compared with 16.2%.

The comparable-quarter increase in Physician Services revenues was comprised of growth of 10.1% in same-contract revenues, 1.2% in net new contract revenues and 34.4% in acquisition revenues. Same-contract growth in net revenues totaled 12.0% for the first quarter of 2016, which included a 7.3% increase in patient encounters per day, a 1.7% increase due to an additional operating day in the first quarter of 2016 and a 3.0% increase in net revenue per patient encounter.

Liquidity

At March 31, 2016, AmSurg had cash and cash equivalents of $85.9 million and availability under its $500 million revolving credit facility of $345 million. Net cash flows from operations, less distributions to noncontrolling interests, were $25.0 million for the first quarter. The Company’s ratio of total debt at the end of the first quarter to trailing 12 months EBITDA as calculated under the Company’s credit agreement was 4.1.

Guidance

AmSurg today adjusted its financial and operating guidance for 2016 and for the second quarter of the year. The Company’s guidance is as follows:

•	Revenues in a range of $3.09 billion to $3.13 billion;

•	A same-center revenue increase of 4% to 6% for Ambulatory Services and same-contract revenue growth of 4% to 6% in Physician Services;

•	Adjusted EBITDA of $592 million to $601 million;

•	Adjusted EPS in a range of $4.28 to $4.35; and

•	For the second quarter of 2016, adjusted EPS in a range of $1.06 to $1.09.

Non-GAAP Adjusted EBITDA guidance for the full year of 2016 excludes interest expense, income taxes, depreciation, amortization, share-based compensation, transaction costs, changes in contingent purchase price consideration, gain or loss on deconsolidations and discontinued operations. Non-GAAP Adjusted EPS guidance for the second quarter and full year of 2016 exclude acquisition-related transaction costs, acquisition-related amortization expense, gains and losses on future deconsolidation transactions and share-based compensation expense, net of the tax impact thereon. The exact amount of such exclusions are not currently determinable but may be significant and may vary significantly from period to period (see page 6 for a reconciliation of all GAAP and non-GAAP financial results).

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AMSG Reports First-Quarter Results

May 3, 2016

Conference Call

AmSurg Corp. will hold a conference call to discuss this release today, May 3, 2016, at 5:00 p.m. Eastern time. Investors will have the opportunity to listen to the conference call over the Internet by going to www.amsurg.com and clicking “Investors” at least 15 minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available at these sites shortly after the call and continue for 30 days.

Safe Harbor

This press release contains forward-looking statements, including the Company’s financial and operating guidance for the first quarter and full year of 2016. These statements, which have been included in reliance on the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, involve risks and uncertainties. Investors are hereby cautioned that these statements may be affected by important factors, including, but not limited to, the following risks: we may face challenges managing our Physician Services Division as a new business and may not realize anticipated benefits; we may become subject to investigations by federal and state entities and unpredictable impacts of the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010; there may be governmental or commercial health changes designed to reduce the number of surgical procedures; we may fail to comply with applicable laws and regulations including the federal Anti-Kickback statue and similar state laws; we may not be able to successfully maintain effective internal controls over financial reporting; we may not be able to implement our business strategy, manage the growth in our business, and integrate acquired businesses; the attention of management may be diverted by the process of making new acquisitions; our substantial indebtedness and restrictions in our debt instruments could adversely affect our business or our ability to implement our growth strategy, or limit our ability to react to changes in the economy or our industry; we may not generate sufficient cash to service our indebtedness, including any future indebtedness; restricted covenants in our indenture documents may restrict our business strategies or could result in an acceleration of our debt; regulatory changes may obligate us to buy out interests of physicians who are minority owners of our surgery centers; we may not be able to successfully maintain our information systems and processes, implement new systems and processes, and maintain the security of those systems and processes; we may fail to effectively and timely transition to the ICD-10 coding system; we may fail to effectively manage and implement security measures protecting our information technology systems to protect confidential data; our disaster recovery systems or management continuity plans may be disrupted; we may face shortages or quality control issues of products, equipment, and medical supplies that could adversely affect our operations and profitability; enforcement authorities may conclude that our market share in any particular market is too concentrated or our clients’ commercial payor contract negotiating practices are illegal; we may be subject to litigation and investigations and liability claims for damages and other expenses not covered by insurance; we may be required to write-off a portion of our intangible assets; payments from third-party payors, including government healthcare programs, may decrease or not increase as our costs increase; there may be adverse developments affecting the medical practices of our physician partners; we may not be able to maintain favorable relations with our physician partners; our physician partners may fail to perform on their pro rata share of any indebtedness or lease agreements; we may not be able to grow our ambulatory services revenue by increasing procedure volume while maintaining operating margins and profitability at our existing surgery centers; we may not be able to compete for physician partners, managed care contracts, patients and strategic relationships; adverse weather and other factors beyond our control may affect our business; our legal responsibility to minority owners of our surgery centers may conflict with our interests and prevent us from acting solely in our best interests; we may be adversely impacted by changes in patient volume and patient mix; several client relationships generate a significant portion of our physician services revenues; our physician services contracts may be cancelled or not renewed or we may not be able to enter into additional contracts under terms acceptable to us; reimbursement rates,

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AMSG Reports First-Quarter Results

May 3, 2016

revenue and profit margin under our fee-for-service physician services payor contracts may decrease; we may not be able to timely or accurately bill for services; laws and regulations that regulate payments for medical services made by government healthcare programs could cause our revenues to decrease; we may not be able to enroll our physician services providers in the Medicare and Medicaid programs on a timely basis; our strategic partnerships with healthcare providers may not be successful; our segments of the market for medical services have a high level of competition; we may not be able to successfully recruit and retain physicians, nurses and other clinical providers; we may not be able to accurately assess the costs we will incur under new contracts; our margins may be negatively impacted by cross-selling to existing clients or selling bundled services to new clients; we may not be able to enforce non-compete agreements with our physicians and other clinical employees in some jurisdictions; there may be unfavorable changes in regulatory, economic and other conditions in the states where we operate; legislative or regulatory action may make our captive insurance company arrangement less feasible or otherwise reduce our profitability; our reserves with respect to our losses covered under our insurance programs may not be sufficient; and the other risk factors are described in AmSurg’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as updated by other filings with the Securities and Exchange Commission. Consequently, actual results, performance or developments may differ materially from the forward-looking statements included above. AmSurg disclaims any intent or obligation to update these forward-looking statements.

About AmSurg

AmSurg’s Ambulatory Services Division acquires, develops and operates ambulatory surgery centers in partnership with physicians throughout the U.S. AmSurg’s Physician Services Division, Sheridan, provides outsourced physician services in multiple specialties to hospitals, ASCs and other healthcare facilities throughout the U.S., primarily in the areas of anesthesiology, children’s services, emergency medicine and radiology. Through these businesses as of March 31, 2016, AmSurg owned and operated 256 ASCs and one surgical hospital in 34 states and the District of Columbia and provided physician services to more than 450 healthcare facilities in 29 states. AmSurg has partnerships with, or employs, over 5,000 physicians and other healthcare professionals in 38 states and the District of Columbia.

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AMSG Reports First-Quarter Results

May 3, 2016

AMSURG CORP. Unaudited Selected Consolidated Financial and Operating Data (In thousands, except earnings per share)

	Three Months Ended March 31,
Statement of Earnings Data:	2016	2015
Revenues	$818,286	$638,197
Provision for uncollectibles	(93,608)	(67,752)
Net revenue	724,678	570,445
Operating expenses:
Salaries and benefits	409,839	302,179
Supply cost	46,963	42,584
Other operating expenses	107,682	90,570
Transaction costs	1,390	1,471
Depreciation and amortization	29,072	22,818
Total operating expenses	594,946	459,622
Net loss on deconsolidations	—	(223)
Equity in earnings of unconsolidated affiliates	6,579	2,651
Operating income	136,311	113,251
Interest expense, net	30,810	30,247
Earnings before income taxes	105,501	83,004
Income tax expense	20,797	14,249
Net earnings	84,704	68,755
Less net earnings attributable to noncontrolling interests	53,841	47,717
Net earnings attributable to AmSurg Corp. shareholders	30,863	21,038
Preferred stock dividends	(2,264)	(2,264)
Net earnings attributable to AmSurg Corp. common shareholders	$28,599	$18,774

Net earnings per share attributable to common shareholders:
Basic	$0.53	$0.39
Diluted	$0.53	$0.39
Weighted average number of shares and share equivalents outstanding:
Basic	53,665	47,572
Diluted	54,001	47,905

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May 3, 2016

AMSURG CORP. Unaudited Selected Consolidated Financial and Operating Data, continued (In thousands, except earnings per share)

	Three Months Ended March 31,
	2016	2015
Reconciliation of net earnings to Adjusted net earnings (1):
Net earnings attributable to AmSurg Corp. shareholders	$30,863	$21,038
Amortization of purchased intangibles	17,695	12,422
Share-based compensation	7,168	3,709
Transaction costs	1,390	1,471
Net loss on deconsolidations	—	223
Total pre-tax adjustments	26,253	17,825
Tax effect	10,501	7,130
Total adjustments, net	15,752	10,695
Adjusted net earnings	$46,615	$31,733

Basic shares outstanding	53,665	47,572
Effect of dilutive securities, options and non-vested shares	3,466	3,485
Diluted shares outstanding, if converted	57,131	51,057

Adjusted earnings per share	$0.82	$0.62

Reconciliation of net earnings to Adjusted EBITDA (2):
Net earnings attributable to AmSurg Corp. shareholders	$30,863	$21,038
Interest expense, net	30,810	30,247
Income tax expense	20,797	14,249
Depreciation and amortization	29,072	22,818
EBITDA	111,542	88,352
Adjustments:
Share-based compensation	7,168	3,709
Transaction costs	1,390	1,471
Net loss on deconsolidations	—	223
Total adjustments	8,558	5,403
Adjusted EBITDA	$120,100	$93,755

Segment Information:
Ambulatory Services Adjusted EBITDA	$53,626	$47,308
Physician Services Adjusted EBITDA	66,474	46,447
Adjusted EBITDA	$120,100	$93,755

Net Revenue by Segment:
Ambulatory Services	$307,134	$283,910
Physician Services	417,544	286,535
Total net revenue	$724,678	$570,445
See footnotes on page 10

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AMSURG CORP. Unaudited Selected Consolidated Financial and Operating Data, continued

Operating Data- Ambulatory Services:
	Three Months Ended March 31,
	2016	2015
Procedures performed during the period at consolidated centers	416,584	404,519
Centers in operation, end of period (consolidated)	235	237
Centers in operation, end of period (unconsolidated)	21	11
Average number of continuing centers in operation (consolidated)	236	235
New centers added, during period	—	2
Centers merged into existing centers, during period	1	—
Centers under development, end of period	1	2
Centers under letter of intent, end of period	6	7
Average revenue per consolidated center (in thousands)	$1,303	$1,206
Same center revenues increase (consolidated)	8.8%	3.6%
Surgical hospitals in operation, end of period (unconsolidated)	1	—

Operating Data- Physician Services:
	Three Months Ended March 31,
	2016	2015
Contribution to Net Revenue Growth:
Same contract	10.1%	5.2%
New contract	1.2	2.3
Acquired contract and other	34.4	6.7
Total net revenue growth	45.7%	14.2%

Same contract revenue growth	12.0%	6.6%

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AMSURG CORP. Unaudited Selected Consolidated Financial and Operating Data, continued (In thousands)

	March 31,	December 31,
Balance Sheet Data:	2016	2015
Assets
Current assets:
Cash and cash equivalents	$85,883	$106,660
Restricted cash and marketable securities	14,435	13,506
Accounts receivable, net of allowance of $188,086 and $167,411, respectively	352,891	337,330
Supplies inventory	21,584	21,406
Prepaid and other current assets	76,513	75,771
Total current assets	551,306	554,673
Property and equipment, net	191,920	189,168
Investments in unconsolidated affiliates	172,826	169,170
Goodwill	3,967,902	3,970,210
Intangible assets, net	1,580,337	1,594,637
Other assets	19,655	21,450
Total assets	$6,483,946	$6,499,308
Liabilities and Equity
Current liabilities:
Current portion of long-term debt	$20,231	$20,377
Accounts payable	26,412	32,561
Accrued salaries and benefits	204,191	202,537
Accrued interest	18,005	30,480
Other accrued liabilities	101,861	119,237
Total current liabilities	370,700	405,192
Long-term debt	2,336,284	2,357,956
Deferred income taxes	706,452	699,498
Other long-term liabilities	99,007	96,183
Commitments and contingencies
Noncontrolling interests – redeemable	174,671	175,732
Equity:
Preferred stock, no par value, 5,000 shares authorized, 1,725 shares issued and outstanding	166,632	166,632
Common stock, no par value, 120,000 shares authorized, 54,789 and 54,294 shares issued and outstanding, respectively	1,349,877	1,345,418
Retained earnings	810,012	781,413
Total AmSurg Corp. equity	2,326,521	2,293,463
Noncontrolling interests – non-redeemable	470,311	471,284
Total equity	2,796,832	2,764,747
Total liabilities and equity	$6,483,946	$6,499,308

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AMSG Reports First-Quarter Results

May 3, 2016

AMSURG CORP. Unaudited Selected Consolidated Financial and Operating Data, continued (In thousands)

	Three Months Ended March 31,
Statement of Cash Flow Data:	2016	2015
Cash flows from operating activities:
Net earnings	$84,704	$68,755
Adjustments to reconcile net earnings to net cash flows provided by operating activities:
Depreciation and amortization	29,072	22,818
Amortization of deferred loan costs	2,140	2,074
Provision for uncollectibles	99,440	73,999
Net loss on deconsolidations	—	223
Share-based compensation	7,168	3,709
Excess tax benefit from share-based compensation	(3,605)	(3,317)
Deferred income taxes	6,602	3,334
Equity in earnings of unconsolidated affiliates	(6,579)	(2,651)
Increases (decreases) in cash and cash equivalents, net of acquisitions and dispositions:
Accounts receivable	(114,523)	(74,214)
Supplies inventory	(178)	(30)
Prepaid and other current assets	(8,423)	13,842
Accounts payable	(6,108)	(2,526)
Accrued expenses and other liabilities	(11,056)	(7,886)
Other, net	3,119	697
Net cash flows provided by operating activities	81,773	98,827
Cash flows from investing activities:
Acquisitions and related expenses	(2,990)	(126,578)
Acquisition of property and equipment	(15,691)	(14,783)
Maturities of marketable securities	2,240	—
Other	(1,509)	(220)
Net cash flows used in investing activities	(17,950)	(141,581)
Cash flows from financing activities:
Proceeds from long-term borrowings and revolving credit facility	16,197	2,227
Repayment on long-term borrowings and revolving credit facility	(40,332)	(5,213)
Distributions to noncontrolling interests	(56,801)	(47,202)
Proceeds from issuance of common stock upon exercise of stock options	276	1,746
Repurchase of common stock	(5,688)	(3,684)
Other	1,748	2,957
Net cash flows used in financing activities	(84,600)	(49,169)
Net decrease in cash and cash equivalents	(20,777)	(91,923)
Cash and cash equivalents, beginning of period	106,660	208,079
Cash and cash equivalents, end of period	$85,883	$116,156

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AMSG Reports First-Quarter Results

May 3, 2016

AMSURG CORP.
Footnotes to Reconciliations of Non-GAAP Measures to GAAP Measures

(1)
We believe the calculation of adjusted net earnings from continuing operations per diluted share attributable to AmSurg Corp. common shareholders provides a better measure of our ongoing performance and provides better comparability to prior periods because it excludes discontinued operations, the gains or loss from deconsolidations, which are non-cash in nature, transaction costs, including associated debt extinguishment costs and deferred financing write-off, and acquisition-related amortization expense, changes in contingent purchase price consideration and share-based compensation expense. Adjusted net earnings from continuing operations per diluted share attributable to AmSurg Corp. common shareholders should not be considered as a measure of financial performance under accounting principles generally accepted in the United States, and the items excluded from it is a significant component in understanding and assessing financial performance. Because adjusted net earnings from continuing operations per diluted share attributable to AmSurg Corp. common shareholders is not a measurement determined in accordance with accounting principles generally accepted in the United States and is thus susceptible to varying calculations, it may not be comparable as presented to other similarly titled measures of other companies. For purposes of calculating adjusted earnings per share, we utilize the if-converted method to determine the number of diluted shares outstanding. In periods where utilizing the if-converted method is anti-dilutive, the mandatory convertible preferred stock will not be included in the calculation of diluted shares outstanding.

(2)
We define Adjusted EBITDA of AmSurg as earnings before interest expense, net, income taxes, depreciation, amortization, share-based compensation, transaction costs, changes in contingent purchase price consideration, gain or loss on deconsolidations and discontinued operations. Adjusted EBITDA should not be considered a measure of financial performance under generally accepted accounting principles. Items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA is an analytical indicator used by management and the health care industry to evaluate company performance, allocate resources and measure leverage and debt service capacity. Adjusted EBITDA should not be considered in isolation or as an alternative to net income, cash flows from operations, investing or financing activities, or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because Adjusted EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is thus susceptible to varying calculations, Adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies. Net earnings from continuing operations attributable to AmSurg Corp. common shareholders is the financial measure calculated and presented in accordance with generally accepted accounting principles that is most comparable to Adjusted EBITDA as defined.

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